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                           EXHIBIT 3.2

                    CERTIFICATE OF AMENDMENT

                             OF THE

                CERTIFICATE OF INCORPORATION OF

                          R-NET CORP.

       Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     (1)  The name of the corporation is:

                    R-NET CORP.

     (2) The Certificate of Incorporation was filed at the Department of State of the State of New York on the 9th day of December, 1994.

     (3) The Certificate of Incorporation is hereby amended to effect a change in corporate name:

     Paragraph One (1) of the Certificate of Incorporation is hereby amended to read:

     The name of the corporation is:

                    ROCHESTER TELEPHONE CORP.

     (4) The amendment to the Certificate of Incorporation was authorized by a vote of the Board of Directors, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, this certificate has been subscribed this 20th day of December, 1994 by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.

/s/ Jeremiah T. Carr                    /s/ Gregg C. Sayre
---------------------------             -------------------------
Jeremiah T. Carr, President             Gregg C. Sayre, Secretary